FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY RESULTS

Retail Automotive Same-Store Revenue Increases 5%

Record Retail Automotive Service and Parts Revenue up 5% and Record Related Gross Profit up 7%

Earnings Before Taxes of $292 Million; Earnings Per Share of $3.23

1,086,560 Shares Repurchased Through October 24, 2025, or 1.6% of Outstanding Shares

Repaid $550 Million Senior Subordinated Notes at Scheduled Maturity; Leverage at 1.0x

BLOOMFIELD HILLS, MI, October 29, 2025 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced quarterly results for the third quarter of 2025. For the quarter, revenue increased 1.4% to $7.7 billion compared to $7.6 billion for the same period in 2024. Net income attributable to common stockholders decreased 6% to $213.0 million compared to $226.1 million in the prior year period, and related earnings per share decreased 5% to $3.23 compared to $3.39 for the same period in 2024. Foreign currency exchange positively impacted revenue by $92.8 million, net income attributable to common stockholders by $0.7 million, and earnings per share by $0.02.
Commenting on the Company's third quarter results, Chair Roger Penske said, "Overall, I am pleased with our performance during the third quarter. We grew same-store retail automotive new units delivered by 4%, reduced new vehicle inventory days supply by 6 days from the end of June and increased retail automotive service and parts revenue to a quarterly record of $818.3 million, including same-store service and parts revenue growth of 5%. In addition to the growth in service and parts revenue, we increased service and parts gross margin by 110 basis points and improved fixed cost absorption by 380 basis points in our U.S. retail automotive operations. However, overall profitability in the quarter was impacted by continued weakness in the North American freight market which drove lower sales and service of commercial trucks, coupled with challenges in the U.K auto retail market from a cyber security incident at one of our OEM partners, an increase in social program costs in the U.K., and a higher tax rate. As a result, third quarter earnings before taxes was negatively impacted by approximately $23 million."
Third Quarter 2025 Retail Automotive Highlights Compared to Third Quarter 2024
•Retail Automotive Same-Store New Units Delivered – increased 4%
•Retail Automotive Same-Store Revenue – increased 5%
•New Vehicle +4%; Used Vehicle +8%; Finance & Insurance +4%; Service & Parts +5%
•Retail Automotive Same-Store Gross Profit – increased 3%
•New Vehicle -5%; Used Vehicle +6%; Finance & Insurance +4%; Service & Parts +8%
•Retail Automotive Same-Store Service and Parts Gross Margin Increased 140 basis points to 59.1%
For the nine months ended September 30, 2025, revenue increased 1% from the same period in 2024 to a record of $23.0 billion. Net income attributable to common stockholders increased 4% to $707.3 million compared to $682.5 million in

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the prior year period, and related earnings per share increased 5% to $10.66 compared to $10.20 for the same period in 2024. As reconciled in the attached schedules, adjusted net income increased 1% to $689.3 million and adjusted earnings per share increased 2% to $10.39. Foreign currency exchange positively impacted revenue by $189.0 million, net income attributable to common stockholders by $1.8 million, and earnings per share by $0.02.
Retail Automotive Dealerships
For the three months ended September 30, 2025, total new units delivered increased 1%. New units increased 6% in the U.S. and declined 5% internationally. Used units delivered decreased 5%, consisting of a 1% decrease in the U.S. and a 10% decrease internationally. The decrease in used units internationally is largely attributable to the previously announced realignment of the Company's U.K. used only dealerships to Sytner Select as we either closed or sold four locations. The Sytner Select locations are more closely aligned with the existing franchised dealer operations and focus on retailing fewer units at higher margin and lower costs. Excluding the performance of the U.K. Sytner Select locations in both periods, used units delivered decreased 2%. Total retail automotive revenue increased 4% to $6.6 billion and increased 5% on a same-store basis. Total retail automotive gross profit increased 2% to $1.1 billion, and same-store gross profit increased 3%, driven by an 8% increase in same-store service and parts.
For the nine months ended September 30, 2025, total new units delivered increased 1%. Used units delivered decreased 13%. Excluding the performance of the U.K. Sytner Select locations in both periods, used units delivered decreased 2%. Total retail automotive revenue increased 1% to $19.7 billion and increased 2% on a same-store basis. Total retail automotive gross profit increased 3% to $3.3 billion, and same-store gross profit increased 3%, driven by an 8% increase in same-store service and parts.
Retail Commercial Truck Dealerships
As of September 30, 2025, Premier Truck Group operated 45 North American retail commercial truck locations. For the three months ended September 30, 2025, retail unit sales decreased 19% to 5,108 from 6,331 and decreased 19% on a same-store basis as continued weakness in the freight market impacted new and used truck demand. Earnings before taxes was $41.5 million compared to $56.5 million in the prior year period. For the nine months ended September 30, 2025, revenue decreased 2% to $2.69 billion from $2.75 billion and decreased 7% on a same-store basis, and earnings before taxes was $140.8 million compared to $158.7 million in the prior year period.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 405,000 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and nine months ended September 30, 2025, the Company recorded $58.5 million and $145.1 million in earnings compared to $60.3 million and $145.7 million for the same periods in 2024 as continued weakness in the freight market drove a decline in rental revenue, coupled with an increase in bad debt expense and lower gain on the sale of used trucks.
Corporate Development, Capital Allocation, Liquidity, and Leverage
During July 2025, we completed the acquisition of a Ferrari dealership in Italy with expected estimated annualized revenue of $40 million. Also, on October 15, 2025, the Board of Directors approved an increase in the quarterly dividend of 4.5%, or

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$0.06 per share, to $1.38 per share representing a forward dividend yield of 3.2%. The increase represents the Company’s 20th consecutive quarterly increase. On a trailing twelve-month basis, the dividend payout ratio is 36.5%.
During September 2025, we repaid in full at scheduled maturity our $550 million of 3.50% senior subordinated notes due September 1, 2025. During the nine months ended September 30, 2025, the Company repurchased 934,122 shares of common stock, or approximately 1.4% of its outstanding shares, consisting of 796,716 shares of common stock for approximately $119.0 million under our securities repurchase program and 137,406 shares of our common stock for $22.6 million from employees in connection with a net share settlement feature of employee equity awards. From October 1, 2025, through October 24, 2025, the Company repurchased an additional 152,438 shares for an aggregate purchase price of $25.6 million. As of October 24, 2025, $262.3 million remained outstanding and available for repurchases under our securities repurchase program. As of September 30, 2025, the Company had approximately $1.9 billion in liquidity, including $80 million in cash and $1.8 billion of availability under its U.S. and international credit agreements. The Company’s leverage ratio at September 30, 2025 was 1.0x.
Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the third quarter of 2025 on Wednesday, October 29, 2025, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (800) 715-9871 [International, please dial (646) 307-1963] using access code 9658297. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the third quarter 2025 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, Japan, and Australia and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs over 28,300 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs nearly 43,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 405,000 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, and Russell 3000 indexes. For additional information, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income, adjusted earnings per share, adjusted earnings before taxes, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA, adjusted selling, general, and administrative expenses, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from

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its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance, expectations, and future plans. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, those related to macro-economic, geo-political and industry conditions and events, including their impact on sales of new and used vehicles, service and parts, and repair and maintenance services, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to Penske Transportation Solutions ("PTS") and Premier Truck Group, and other freight metrics such as spot rates or miles driven, personal discretionary spending levels, interest rates, foreign currency exchange rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, tariffs and non-tariff trade barriers, any shortages of vehicle components, international conflicts, challenges in sourcing labor, labor strikes, work stoppages, or other disruptions; the control our manufacturer partners can exert over our operations and our reliance on them for various aspects of our business; risks to our reputation and those of our manufacturer partners; changes in the retail model from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; disruptions to the security and availability of our information technology systems and those of our third party providers, which systems are increasingly threatened by ransomware and other cyber-attacks; the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; the impact of tariffs targeting imported vehicles and parts, as well as changes or increases in tariffs, trade restrictions, trade disputes, or non-tariff trade barriers; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate, integrate, and realize returns on our acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes, or work stoppages by its employees, a reduction in PTS' asset utilization rates, the cost of acquiring and the continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, including with respect to the effect of various regulations concerning its vehicle fleet, changes in values of used trucks which affects PTS' profitability on truck sales and regulatory risks and related compliance costs, our ability to realize returns on our significant capital investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to dealerships and vehicles sales, including those related to the sales process, emissions standards, or electrification; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risks and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2024, its Form 10-Q for the quarterly periods ended March 31, 2025, and June 30, 2025, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

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Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change	2025	2024	Change
Revenue	$7,695.3	$7,590.8	1.4%	$22,962.1	$22,735.3	1.0%
Cost of Sales	6,446.2	6,347.6	1.6%	19,147.4	18,982.8	0.9%
Gross Profit	$1,249.1	$1,243.2	0.5%	$3,814.7	$3,752.5	1.7%
SG&A Expenses	907.5	885.2	2.5%	2,727.4	2,652.5	2.8%
Depreciation	42.9	40.6	5.7%	124.9	117.0	6.8%
Operating Income	$298.7	$317.4	(5.9)%	$962.4	$983.0	(2.1)%
Floor Plan Interest Expense	(42.9)	(50.8)	(15.6)%	(127.7)	(142.2)	(10.2)%
Other Interest Expense	(22.0)	(22.9)	(3.9)%	(66.1)	(64.1)	3.1%
Gain on Sale of Dealership	—	—	nm	52.3	—	nm
Equity in Earnings of Affiliates	58.4	60.7	(3.8)%	145.3	148.0	(1.8)%
Income Before Income Taxes	$292.2	$304.4	(4.0)%	$966.2	$924.7	4.5%
Income Taxes	(78.7)	(77.4)	1.7%	(256.8)	(238.6)	7.6%
Net Income	$213.5	$227.0	(5.9)%	$709.4	$686.1	3.4%
Less: Income Attributable to Non-Controlling Interests	0.5	0.9	(44.4)%	2.1	3.6	(41.7)%
Net Income Attributable to Common Stockholders	$213.0	$226.1	(5.8)%	$707.3	$682.5	3.6%

Amounts Attributable to Common Stockholders:
Net Income	$213.5	$227.0	(5.9)%	$709.4	$686.1	3.4%
Less: Income Attributable to Non-Controlling Interests	0.5	0.9	(44.4)%	2.1	3.6	(41.7)%
Net Income Attributable to Common Stockholders	$213.0	$226.1	(5.8)%	$707.3	$682.5	3.6%
Income Per Share	$3.23	$3.39	(4.7)%	$10.66	$10.20	4.5%
Weighted Average Shares Outstanding	66.0	66.8	(1.1)%	66.3	66.9	(0.9)%

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	September 30,	December 31,
	2025	2024
Assets:
Cash and Cash Equivalents	$80.3	$72.4
Accounts Receivable, Net	993.3	1,002.1
Inventories	4,705.1	4,640.2
Other Current Assets	233.6	213.1
Total Current Assets	6,012.3	5,927.8
Property and Equipment, Net	3,165.8	3,006.2
Operating Lease Right-of-Use Assets	2,473.4	2,467.2
Intangibles	3,467.6	3,382.9
Other Long-Term Assets	1,999.7	1,936.8
Total Assets	$17,118.8	$16,720.9

Liabilities and Equity:
Floor Plan Notes Payable	$2,453.8	$2,535.8
Floor Plan Notes Payable – Non-Trade	1,514.8	1,488.2
Accounts Payable	960.5	851.7
Accrued Expenses and Other Current Liabilities	967.7	889.0
Current Portion Long-Term Debt	305.4	721.2
Total Current Liabilities	6,202.2	6,485.9
Long-Term Debt	1,265.6	1,130.8
Long-Term Operating Lease Liabilities	2,389.6	2,392.6
Other Long-Term Liabilities	1,536.1	1,484.3
Total Liabilities	11,393.5	11,493.6
Equity	5,725.3	5,227.3
Total Liabilities and Equity	$17,118.8	$16,720.9

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Geographic Revenue Mix:
North America	62.1%	61.2%	61.1%	59.2%
U.K.	27.1%	29.8%	28.3%	31.7%
Other International	10.8%	9.0%	10.6%	9.1%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,570.1	$6,340.7	$19,656.9	$19,434.1
Retail Commercial Truck	918.6	1,063.3	2,685.9	2,747.4
Commercial Vehicle Distribution and Other	206.6	186.8	619.3	553.8
Total	$7,695.3	$7,590.8	$22,962.1	$22,735.3

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,066.3	$1,041.5	$3,258.9	$3,173.7
Retail Commercial Truck	136.3	157.1	420.9	446.4
Commercial Vehicle Distribution and Other	46.5	44.6	134.9	132.4
Total	$1,249.1	$1,243.2	$3,814.7	$3,752.5

Gross Margin:
Retail Automotive	16.2%	16.4%	16.6%	16.3%
Retail Commercial Truck	14.8%	14.8%	15.7%	16.2%
Commercial Vehicle Distribution and Other	22.5%	23.9%	21.8%	23.9%
Total	16.2%	16.4%	16.6%	16.5%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating Items as a Percentage of Revenue:
Gross Profit	16.2%	16.4%	16.6%	16.5%
Selling, General and Administrative Expenses	11.8%	11.7%	11.9%	11.7%
Operating Income	3.9%	4.2%	4.2%	4.3%
Income Before Income Taxes	3.8%	4.0%	4.2%	4.1%

Operating Items as a Percentage of Total Gross Profit:
Selling, General, and Administrative Expenses	72.7%	71.2%	71.5%	70.7%
Adjusted Selling, General, and Administrative Expenses(1)	—	—	70.8%	70.7%
Operating Income	23.9%	25.5%	25.2%	26.2%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in Millions)	2025	2024	2025	2024

EBITDA(1)	$357.1	$367.9	$1,157.2	$1,105.8
Floor Plan Credits	$14.4	$13.4	$40.0	$37.3
Rent Expense	$68.3	$65.9	$202.4	$196.5
_______________________
(1)See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change	2025	2024	Change
Retail Automotive Units:
New Retail	48,809	49,523	(1.4)%	146,957	149,051	(1.4)%
Used Retail	54,708	57,738	(5.2)%	168,193	192,574	(12.7)%
Total Retail	103,517	107,261	(3.5)%	315,150	341,625	(7.7)%
New Agency	11,730	10,290	14.0%	32,495	29,443	10.4%
Total Retail and Agency	115,247	117,551	(2.0)%	347,645	371,068	(6.3)%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,961.1	$2,890.2	2.5%	$8,925.0	$8,688.6	2.7%
Used Vehicles	2,242.8	2,123.9	5.6%	6,643.8	6,735.9	(1.4)%
Finance and Insurance, Net	195.9	193.1	1.5%	594.6	607.8	(2.2)%
Service and Parts	818.3	778.0	5.2%	2,424.3	2,276.9	6.5%
Fleet and Wholesale	352.0	355.5	(1.0)%	1,069.2	1,124.9	(5.0)%
Total Revenue	$6,570.1	$6,340.7	3.6%	$19,656.9	$19,434.1	1.1%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$258.3	$274.1	(5.8)%	$820.7	$837.5	(2.0)%
Used Vehicles	115.6	108.6	6.4%	369.2	358.0	3.1%
Finance and Insurance, Net	195.9	193.1	1.5%	594.6	607.8	(2.2)%
Service and Parts	482.2	449.8	7.2%	1,425.9	1,321.8	7.9%
Fleet and Wholesale	14.3	15.9	(10.1)%	48.5	48.6	(0.2)%
Total Gross Profit	$1,066.3	$1,041.5	2.4%	$3,258.9	$3,173.7	2.7%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$60,041	$57,879	3.7%	$60,172	$57,840	4.0%
Used Vehicles	40,995	36,785	11.4%	39,501	34,978	12.9%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$4,726	$5,072	(6.8)%	$5,073	$5,202	(2.5)%
Used Vehicles	2,112	1,882	12.2%	2,195	1,859	18.1%
Finance and Insurance (excluding agency)	1,848	1,761	4.9%	1,848	1,748	5.7%
Agency	2,753	2,636	4.4%	2,693	2,470	9.0%

Retail Automotive Gross Margin:
New Vehicles	8.7%	9.5%	(80)bps	9.2%	9.6%	(40)bps
Used Vehicles	5.2%	5.1%	+10bps	5.6%	5.3%	+30bps
Service and Parts	58.9%	57.8%	+110bps	58.8%	58.1%	+70bps
Fleet and Wholesale	4.1%	4.5%	(40)bps	4.5%	4.3%	+20bps
Total Gross Margin	16.2%	16.4%	(20)bps	16.6%	16.3%	+30bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	45.1%	45.6%	(50)bps	45.4%	44.7%	+70bps
Used Vehicles	34.1%	33.5%	+60bps	33.8%	34.7%	(90)bps
Finance and Insurance, Net	3.0%	3.0%	—bps	3.0%	3.1%	(10)bps
Service and Parts	12.5%	12.3%	+20bps	12.3%	11.7%	+60bps
Fleet and Wholesale	5.3%	5.6%	(30)bps	5.5%	5.8%	(30)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	24.2%	26.3%	(210)bps	25.2%	26.4%	(120)bps
Used Vehicles	10.8%	10.4%	+40bps	11.3%	11.3%	—bps
Finance and Insurance, Net	18.4%	18.5%	(10)bps	18.2%	19.2%	(100)bps
Service and Parts	45.2%	43.2%	+200bps	43.8%	41.6%	+220bps
Fleet and Wholesale	1.4%	1.6%	(20)bps	1.5%	1.5%	—bps
Total	100.0%	100.0%		100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change	2025	2024	Change
Retail Automotive Same-Store Units:
New Retail	47,115	46,969	0.3%	141,674	143,099	(1.0)%
Used Retail	53,593	55,023	(2.6)%	163,336	179,604	(9.1)%
Total Retail	100,708	101,992	(1.3)%	305,010	322,703	(5.5)%
New Agency	11,730	9,672	21.3%	32,495	27,332	18.9%
Total Retail and Agency	112,438	111,664	0.7%	337,505	350,035	(3.6)%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,863.0	$2,765.7	3.5%	$8,587.2	$8,352.9	2.8%
Used Vehicles	2,196.5	2,042.9	7.5%	6,407.9	6,371.0	0.6%
Finance and Insurance, Net	193.7	187.0	3.6%	583.7	582.8	0.2%
Service and Parts	799.9	762.8	4.9%	2,341.3	2,224.0	5.3%
Fleet and Wholesale	341.3	325.5	4.9%	1,023.5	1,061.8	(3.6)%
Total Revenue	$6,394.4	$6,083.9	5.1%	$18,943.6	$18,592.5	1.9%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$249.5	$262.9	(5.1)%	$786.3	$806.1	(2.5)%
Used Vehicles	112.7	106.6	5.7%	355.2	343.6	3.4%
Finance and Insurance, Net	193.7	187.0	3.6%	583.7	582.8	0.2%
Service and Parts	473.0	439.8	7.5%	1,383.5	1,287.4	7.5%
Fleet and Wholesale	14.0	15.8	(11.4)%	47.4	48.7	(2.7)%
Total Gross Profit	$1,042.9	$1,012.1	3.0%	$3,156.1	$3,068.6	2.9%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$60,121	$58,396	3.0%	$60,032	$57,922	3.6%
Used Vehicles	40,985	37,127	10.4%	39,231	35,473	10.6%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$4,710	$5,130	(8.2)%	$5,019	$5,221	(3.9)%
Used Vehicles	2,102	1,937	8.5%	2,175	1,913	13.7%
Finance and Insurance (excluding agency)	1,891	1,806	4.7%	1,894	1,793	5.6%
Agency	2,631	2,558	2.9%	2,497	2,317	7.8%

Retail Automotive Same-Store Gross Margin:
New Vehicles	8.7%	9.5%	(80)bps	9.2%	9.7%	(50)bps
Used Vehicles	5.1%	5.2%	(10)bps	5.5%	5.4%	+10bps
Service and Parts	59.1%	57.7%	+140bps	59.1%	57.9%	+120bps
Fleet and Wholesale	4.1%	4.9%	(80)bps	4.6%	4.6%	—bps
Total Gross Margin	16.3%	16.6%	(30)bps	16.7%	16.5%	+20bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	44.8%	45.5%	(70)bps	45.3%	44.9%	+40bps
Used Vehicles	34.4%	33.6%	+80bps	33.8%	34.3%	(50)bps
Finance and Insurance, Net	3.0%	3.1%	(10)bps	3.1%	3.1%	—bps
Service and Parts	12.5%	12.5%	—bps	12.4%	12.0%	+40bps
Fleet and Wholesale	5.3%	5.3%	—bps	5.4%	5.7%	(30)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	23.9%	26.0%	(210)bps	24.9%	26.3%	(140)bps
Used Vehicles	10.8%	10.5%	+30bps	11.3%	11.2%	+10bps
Finance and Insurance, Net	18.6%	18.5%	+10bps	18.5%	19.0%	(50)bps
Service and Parts	45.4%	43.5%	+190bps	43.8%	42.0%	+180bps
Fleet and Wholesale	1.3%	1.5%	(20)bps	1.5%	1.5%	—bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change	2025	2024	Change
Retail Commercial Truck Units:
New Retail	4,298	5,405	(20.5)%	12,675	13,379	(5.3)%
Used Retail	810	926	(12.5)%	2,486	2,740	(9.3)%
Total	5,108	6,331	(19.3)%	15,161	16,119	(5.9)%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$620.8	$755.3	(17.8)%	$1,803.6	$1,864.9	(3.3)%
Used Vehicles	60.7	60.1	1.0%	177.2	171.2	3.5%
Finance and Insurance, Net	3.7	5.2	(28.8)%	12.2	14.7	(17.0)%
Service and Parts	227.0	232.8	(2.5)%	675.7	675.6	—%
Wholesale and Other	6.4	9.9	(35.4)%	17.2	21.0	(18.1)%
Total Revenue	$918.6	$1,063.3	(13.6)%	$2,685.9	$2,747.4	(2.2)%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$34.7	$46.0	(24.6)%	$104.8	$119.9	(12.6)%
Used Vehicles	2.7	4.8	(43.8)%	14.9	11.5	29.6%
Finance and Insurance, Net	3.7	5.2	(28.8)%	12.2	14.7	(17.0)%
Service and Parts	92.1	98.0	(6.0)%	279.6	290.2	(3.7)%
Wholesale and Other	3.1	3.1	—%	9.4	10.1	(6.9)%
Total Gross Profit	$136.3	$157.1	(13.2)%	$420.9	$446.4	(5.7)%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$144,435	$139,746	3.4%	$142,288	$139,390	2.1%
Used Vehicles	74,937	64,856	15.5%	71,304	62,480	14.1%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$8,075	$8,503	(5.0)%	$8,268	$8,957	(7.7)%
Used Vehicles	3,354	5,237	(36.0)%	5,999	4,247	41.3%
Finance and Insurance	732	828	(11.6)%	803	914	(12.1)%

Retail Commercial Truck Gross Margin:
New Vehicles	5.6%	6.1%	(50)bps	5.8%	6.4%	(60)bps
Used Vehicles	4.4%	8.0%	(360)bps	8.4%	6.7%	+170bps
Service and Parts	40.6%	42.1%	(150)bps	41.4%	43.0%	(160)bps
Wholesale and Other	48.4%	31.3%	+1,710bps	54.7%	48.1%	+660bps
Total Gross Margin	14.8%	14.8%	—bps	15.7%	16.2%	(50)bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	67.6%	71.0%	(340)bps	67.2%	67.9%	(70)bps
Used Vehicles	6.6%	5.7%	+90bps	6.6%	6.2%	+40bps
Finance and Insurance, Net	0.4%	0.5%	(10)bps	0.5%	0.5%	—bps
Service and Parts	24.7%	21.9%	+280bps	25.2%	24.6%	+60bps
Wholesale and Other	0.7%	0.9%	(20)bps	0.5%	0.8%	(30)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	25.5%	29.3%	(380)bps	24.9%	26.9%	(200)bps
Used Vehicles	2.0%	3.1%	(110)bps	3.5%	2.6%	+90bps
Finance and Insurance, Net	2.7%	3.3%	(60)bps	2.9%	3.3%	(40)bps
Service and Parts	67.6%	62.4%	+520bps	66.4%	65.0%	+140bps
Wholesale and Other	2.2%	1.9%	+30bps	2.3%	2.2%	+10bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change	2025	2024	Change
Retail Commercial Truck Same-Store Units:
New Retail	4,298	5,405	(20.5)%	11,755	13,119	(10.4)%
Used Retail	810	926	(12.5)%	2,421	2,730	(11.3)%
Total	5,108	6,331	(19.3)%	14,176	15,849	(10.6)%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$620.8	$755.3	(17.8)%	$1,658.7	$1,823.8	(9.1)%
Used Vehicles	60.7	60.1	1.0%	173.0	170.5	1.5%
Finance and Insurance, Net	3.7	5.2	(28.8)%	10.5	13.6	(22.8)%
Service and Parts	227.0	231.6	(2.0)%	651.1	663.3	(1.8)%
Wholesale and Other	6.4	9.9	(35.4)%	16.4	20.9	(21.5)%
Total Revenue	$918.6	$1,062.1	(13.5)%	$2,509.7	$2,692.1	(6.8)%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$34.7	$46.0	(24.6)%	$95.2	$116.0	(17.9)%
Used Vehicles	2.7	4.8	(43.8)%	14.5	11.6	25.0%
Finance and Insurance, Net	3.7	5.2	(28.8)%	10.5	13.6	(22.8)%
Service and Parts	92.1	97.4	(5.4)%	268.6	284.4	(5.6)%
Wholesale and Other	2.9	2.9	—%	8.8	9.4	(6.4)%
Total Gross Profit	$136.1	$156.3	(12.9)%	$397.6	$435.0	(8.6)%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$144,435	$139,746	3.4%	$141,105	$139,019	1.5%
Used Vehicles	74,937	64,856	15.5%	71,473	62,465	14.4%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$8,075	$8,503	(5.0)%	$8,102	$8,839	(8.3)%
Used Vehicles	3,354	5,237	(36.0)%	5,983	4,244	41.0%
Finance and Insurance	732	828	(11.6)%	739	861	(14.2)%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	5.6%	6.1%	(50)bps	5.7%	6.4%	(70)bps
Used Vehicles	4.4%	8.0%	(360)bps	8.4%	6.8%	+160bps
Service and Parts	40.6%	42.1%	(150)bps	41.3%	42.9%	(160)bps
Wholesale and Other	45.3%	29.3%	+1,600bps	53.7%	45.0%	+870bps
Total Gross Margin	14.8%	14.7%	+10bps	15.8%	16.2%	(40)bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	67.6%	71.1%	(350)bps	66.1%	67.7%	(160)bps
Used Vehicles	6.6%	5.7%	+90bps	6.9%	6.3%	+60bps
Finance and Insurance, Net	0.4%	0.5%	(10)bps	0.4%	0.5%	(10)bps
Service and Parts	24.7%	21.8%	+290bps	25.9%	24.6%	+130bps
Wholesale and Other	0.7%	0.9%	(20)bps	0.7%	0.9%	(20)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	25.5%	29.4%	(390)bps	23.9%	26.7%	(280)bps
Used Vehicles	2.0%	3.1%	(110)bps	3.6%	2.7%	+90bps
Finance and Insurance, Net	2.7%	3.3%	(60)bps	2.6%	3.1%	(50)bps
Service and Parts	67.7%	62.3%	+540bps	67.6%	65.4%	+220bps
Wholesale and Other	2.1%	1.9%	+20bps	2.3%	2.1%	+20bps
Total	100.0%	100.0%		100.0%	100.0%

12

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	26%	25%	27%	26%
Audi	10%	11%	10%	10%
Porsche	10%	9%	10%	9%
Mercedes-Benz	8%	8%	8%	8%
Land Rover / Jaguar	7%	9%	7%	9%
Ferrari / Maserati	3%	3%	3%	3%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	3%	2%	3%	2%
Total Premium	72%	72%	73%	72%
Volume Non-U.S.:
Toyota	10%	11%	10%	11%
Honda	6%	6%	6%	5%
Volkswagen	2%	2%	2%	2%
Hyundai	2%	1%	1%	1%
Others	1%	1%	1%	1%
Total Volume Non-U.S.	21%	21%	20%	20%
U.S.:
General Motors / Stellantis / Ford	3%	2%	3%	2%
Used Vehicle Dealerships	4%	5%	4%	6%
Total	100%	100%	100%	100%

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Capital Expenditures / Stock Repurchases:	2025		2024		2025		2024
($ Amounts in Millions)
Capital expenditures	$	79.1	$	80.9	$	226.5	$	282.6
Cash paid for acquisitions	$	21.5	$	196.6	$	21.5	$	637.4
Stock repurchases:
Aggregate purchase price	$	8.3	$	0.1	$	141.6	$	76.5
Shares repurchased		48,850		476		934,122		511,073

Balance Sheet and Other Highlights:	September 30, 2025	December 31, 2024
(Amounts in Millions)
Cash and Cash Equivalents	$80.3	$72.4
Inventories	$4,705.1	$4,640.2
Total Floor Plan Notes Payable	$3,968.6	$4,024.0
Total Long-Term Debt	$1,571.0	$1,852.0
Equity	$5,725.3	$5,227.3

Debt to Total Capitalization Ratio	21.5%	26.2%
Leverage Ratio (1)	1.0x	1.2x
New vehicle days' supply	51 days	49 days
Used vehicle days' supply	43 days	47 days
__________________________
(1)See the following Non-GAAP reconciliation table

13

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following tables reconcile reported net income and earnings per share to adjusted net income and adjusted earnings per share for the nine months ended September 30, 2025, and 2024:

	Nine Months Ended
(Amounts in Millions)	September 30,
	2025	2024	% Change

Net Income Attributable to Common Stockholders	$707.3	$682.5	3.6%
Less: Gain on Sale of Dealership	(38.9)	—	nm
Add: Impairments and Other Charges	20.9	—	nm
Adjusted Net Income Attributable to Common Stockholders	$689.3	$682.5	1.0%

	Nine Months Ended
	September 30,
	2025	2024	% Change

Earnings Per Share	$10.66	$10.20	4.5%
Less: Gain on Sale of Dealership	(0.58)	—	nm
Add: Impairments and Other Charges	0.31	—	nm
Adjusted Earnings Per Share	$10.39	$10.20	1.9%
The following table reconciles reported selling, general, and administrative expenses ("SG&A") and SG&A to gross profit to adjusted SG&A and adjusted SG&A to gross profit for the nine months ending September 30, 2025, and 2024:

	Nine Months Ended
	September 30,		2025 vs. 2024
(Amounts in Millions)	2025	2024	Change		% Change

Selling, General, & Administrative Expenses	$2,727.4	$2,652.5	$74.9		2.8%
Less: Impairments and Other Charges	(25.2)	—	(25.2)		nm
Adjusted Selling, General, & Administrative Expenses	$2,702.2	$2,652.5	$49.7		1.9%
Selling, General, and Administrative Expenses to Gross Profit	71.5%	70.7%	80	bps	nm
Adjusted Selling, General, and Administrative Expenses to Gross Profit	70.8%	70.7%	10	bps	nm
The following table reconciles net income before taxes to adjusted net income before taxes for the nine months ending September 30, 2025, and 2024:

	Nine Months Ended
(Amounts in Millions)	September 30,
	2025	2024	% Change

Net Income Before Taxes	$966.2	$924.7	4.5%
Less: Gain on Sale of Dealership	(52.3)	—	nm
Add: Impairments and Other Charges	25.2	—	nm
Adjusted Net Income Before Taxes	$939.1	$924.7	1.6%
nm – not meaningful

14

The following tables reconcile reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended
	September 30,		2025 vs. 2024
(Amounts in Millions)	2025	2024	Change	% Change

Net Income	$213.5	$227.0	$(13.5)	(5.9)%
Add: Depreciation	42.9	40.6	2.3	5.7%
Other Interest Expense	22.0	22.9	(0.9)	(3.9)%
Income Taxes	78.7	77.4	1.3	1.7%
EBITDA	$357.1	$367.9	$(10.8)	(2.9)%

	Nine Months Ended
	September 30,		2025 vs. 2024
(Amounts in Millions)	2025	2024	Change	% Change

Net Income	$709.4	$686.1	$23.3	3.4%
Add: Depreciation	124.9	117.0	7.9	6.8%
Other Interest Expense	66.1	64.1	2.0	3.1%
Income Taxes	256.8	238.6	18.2	7.6%
EBITDA	$1,157.2	$1,105.8	$51.4	4.6%
Less: Gain on Sale of Dealership	(52.3)	—	(52.3)	nm
Add: Impairments and Other Charges	25.2	—	25.2	nm
Adjusted EBITDA	$1,130.1	$1,105.8	$24.3	2.2%
nm – not meaningful
The following table reconciles the leverage ratio as of September 30, 2025, and December 31, 2024:

	Three	Nine	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2024	September 30, 2025	September 30, 2025	December 31, 2024

Net Income	$237.3	$709.4	$946.7	$923.4
Add: Depreciation	41.0	124.9	165.9	158.0
Other Interest Expense	23.7	66.1	89.8	87.8
Income Taxes	77.9	256.8	334.7	316.5
EBITDA	$379.9	$1,157.2	$1,537.1	$1,485.7
Less: Gain on Sale of Dealership	—	(52.3)	(52.3)	—
Add: Impairments and Other Charges	—	25.2	25.2	—
Adjusted EBITDA	$379.9	$1,130.1	$1,510.0	$1,485.7

Total Non-Vehicle Long-Term Debt			$1,571.0	$1,852.0
Leverage Ratio			1.0x	1.2x
# # # # # # #

15